Tompkins Financial Corporation S-3

EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Tompkins Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.10 per share	457(c)	200,000(1)	57.73(2)	$11,546,000(2)	0.0001476	$1,704.19
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.10 per share	415(a)(6)	94,163(1)(3)		$3,615,859.20(3)			S-3	333- 258191	8/4/2021	$414.38
	Total Offering Amounts					$15,161,859.20(2)(3)		$1,704.19
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$1,704.19

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act of 1933”), this Registration Statement also covers additional securities that may be issued as a result of stock splits, stock dividends, recapitalization or other similar transactions.

(2)	The maximum aggregate offering price reflected in the table above has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The offering price per unit and maximum aggregate offering price are based on the average of the high ($58.95) and low ($56.50) sales prices of the common stock, as reported on the NYSE American LLC, on July 22, 2024.

(3)	This Registration Statement also includes 94,163 unsold shares (the “Carry Forward Shares”) from the Registrant’s Registration Statement on Form S-3 filed with the Commission on July 27, 2021 (SEC File No. 333-258191) (the “Prior Registration Statement”) which shares had been carried forward from the Registrant’s Registration Statement on Form S-3 filed with the Commission on July 23, 2018 (SEC File No. 333-226312), the Registrant’s Registration Statement on Form S-3 filed with the Commission on August 13, 2015 (SEC File No. 333-206062), and the Registrant’s Registration Statement on Form S-3 filed with the Commission on September 6, 2012 (SEC File No. 333-183753), as amended September 19, 2012 (the “2012 Registration Statement”), and in respect of which the Registrant paid a filing fee of $414.38 in connection with the filing of the 2012 Registration Statement (calculated at the filing fee rate in effect at the time of the filing of the 2012 Registration Statement), and no additional filing fee is due with respect to the Carry Forward Shares in connection with the filing of this Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Carry Forward Shares being registered hereunder. To the extent that, after the filing but prior to the effectiveness of this Registration Statement, the Registrant sells any Carry Forward Shares under the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Carry Forward Shares from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and, if applicable, the updated amount of new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Carry Forward Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.